SMITH HELMS MULLISS & MOORE, L.L.P.
                        Attorneys at Law
                     Post Office Box 31247
                Charlotte, North Carolina 28231
                       (tel) 704-343-2000
                       (fax) 704-334-8467


                       November 16, 1998



BankAmerica Corporation
100 North Tryon Street
Charlotte, North Carolina  28255-0065

Re:  Public Offering of up to $5,000,000,000 Aggregate Principal
     Amount of Senior Medium-Term Notes, Series H, and
     Subordinated Medium-Term Notes, Series H

Ladies and Gentlemen:

     We have acted as counsel to BankAmerica Corporation, a Delaware corporation and the successor by merger to NationsBank Corporation (the "Corporation"), in connection with (i) the Registration Statement on Form S-3, Registration No.333-51367 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) the Debt Prospectus dated May 21, 1998 constituting a part thereof, as supplemented by the Prospectus Supplement dated November 16, 1998 (as so supplemented, the "Base Prospectus"), relating to the issuance and sale from time to time by the Corporation of up to $5,000,000,000 in aggregate principal amount of its Senior Medium-Term Notes, Series H, and its Subordinated Medium-Term Notes, Series H (collectively referred to as the "Medium-Term Notes"). The Medium-Term Notes are to be issued, separately or together, and are to be sold from time to time as set forth in the Base Prospectus and any amendments or supplements thereto.

     As such counsel, we have examined and are familiar with such original or photocopies or certified copies of such records of the Corporation and its subsidiaries, certificates of officers of the Corporation and its subsidiaries and of public officials and such other documents as we have deemed relevant or necessary as the basis for the opinions set forth below. In such examinations, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photocopies thereof and the authenticity of the originals of such copies. We have also relied upon statements of fact contained in documents that we have examined in connection with our representation of the Corporation.

     Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that the Medium-Term Notes have been duly authorized and, when the terms of the Medium-Term Notes have been established and when the Medium-Term Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture dated January 1, 1995 between NationsBank Corporation and U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company (the "Senior Trustee"), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 among the Corporation, NationsBank (DE) Corporation and the
Senior Trustee, or the Indenture dated January 1, 1995 between NationsBank Corporation and The Bank of New York, as trustee, (the "Subordinated Trustee"), as supplemented by a First Supplemental Indenture dated as of August 28, 1998 among the Corporation, NationsBank (DE) Corporation and the Subordinated
Trustee, the Board Resolution (as defined in the respective Indentures) dated November 12, 1998, and the Distribution
Agreement among the Corporation and the Agents named in Exhibit A thereto, against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Corporation subject as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

     We are licensed to practice law in the State of North Carolina. The opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of North Carolina and the General Corporation Law of the State of Delaware, and we express no opinion concerning the laws of any other jurisdiction.

     This opinion is rendered to you and for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. Notwithstanding the foregoing, we hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Medium-Term Notes and to the filing of a copy of this opinion as part of the Corporation's Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement.


                         Very truly yours,
                         /s/ SMITH HELMS MULLISS & MOORE, L.L.P.